FROM:     CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
          3452 Lake Lynda Drive, Suite 280
          Orlando, Florida 32817
          Contact:  Colin Baekier - Investor Relations
                    (407) 207-5900

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                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


                   CONVERSION TECHNOLOGIES INTERNATIONAL, INC.
                    RAISES $4 MILLION IN PRIVATE PLACEMENT OF
                                EQUITY SECURITIES



     Orlando, FL, September 8, 1997 -- Conversion Technologies International, Inc. (Nasdaq: CTIX, CTIXW, CTIXZ) announced today that it raised gross proceeds of $4,145,000 in the first two tranches of a private placement. An aggregate of 414,500 shares of Series A Convertible Preferred Stock were issued. Each share is initially convertible into eight shares of Common Stock at a conversion price of $1.25 per share, subject to adjustment based on the lesser of $1.25 and the prevailing average market price of the Common Stock immediately preceding any subsequent closing, if any.

     The securities offered in the private placement have not been registered under the Securities Act of 1933, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act of 1933 and applicable state laws unless available exemptions from registration apply.

     Conversion Technologies manufactures, recycles and processes various substrates and advanced materials to be used as industrial abrasives, decorative particles and performance aggregates. The Company also recycles cathode ray tube glass for sale to the manufacturers of such glass and others.

     Matters discussed in this News Release contain forward looking statements that involve significant risks and uncertainties. The Company's results may differ significantly from the results indicated by forward-looking statements. Such statements are only predictions and actual events or results may differ materially. In addition to the matters described in this press release, risk factors from time to time in the Company's SEC reports including, but not limited to, its reports on Form 10-QSB as well as its Annual Reports on Form 10-KSB, may affect the results achieved by the Company.

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